Exhibit 10.52

Arbitron Inc. 2012 Board of Director Compensation

Arbitron Non-Employee Board of Directors receive the following compensation for 2012:

Annual Retainer Fee	$30,000

Independent Chairman of the Board Additional Annual Retainer	$95,000

Committee Chair Retainer	Audit Committee: $20,000 Compensation and Human Resources Committee: $15,000 Nominating and Corporate Governance Committee: $15,000 Technology Strategy Committee: $20,000

Board Meeting Fees (In person or by telephone)	$1,500

Committee Meeting Fees (In person)	$1,500

Committee Meeting Fees (By telephone)	$750

Initial Deferred Stock Unit Award	Each newly elected non-employee director will receive a one-time grant of 4,500 deferred stock units, which deferred stock units will vest in three equal annual installments of 1,500 deferred stock units beginning on the first anniversary of the date of grant and will be payable within 30 days after the director’s termination of service as a director.

Annual Deferred Stock Unit Awards

Beginning the annual meeting after initial election to the board of directors, each continuing non-employee director will receive, at his or her election, either:

(1) a grant of $100,000 worth of deferred stock units, which deferred stock units will vest in full on the first anniversary from the date of grant. Directors may elect to defer the receipt of shares of common stock from these deferred stock units until 30 days after:

•    the first anniversary of the vesting date;

•    the third anniversary of the vesting date;

•    the fifth anniversary of the vesting date; or

•    the director’s termination of service as a director

or (2) a grant of $100,000 worth of restricted stock units, which restricted stock units will vest in four equal annual installments beginning on the first anniversary of the date of grant and will be payable within 30 days from the vesting date.

All cash retainer fees and meeting fees payable to non-employee directors may be paid, at the election of each director, in the form of deferred stock units or stock, in lieu of cash. The deferred stock units vest immediately. Directors may elect to defer the receipt of shares of common stock from these deferred stock units until 30 days after (1) the first anniversary of the grant date; (2) the third anniversary of the grant date; (3) the fifth anniversary of the grant date; or (4) the director’s termination of service as a director of the Company.

All permitted elections with regard to the form of compensation or deferral thereof are made by directors in the year prior to earning such compensation.